As filed with the Securities and Exchange Commission on October 23, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

S&P GLOBAL INC.
(Exact Name of Registrant as Specified in Its Charter)
New York (State or Other Jurisdiction of Incorporation or Organization)	13-1026995 (I.R.S. Employer Identification Number)
55 Water Street,
New York, NY 10041
(212) 438-1000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Judah Bareli
Vice President, Associate General
Counsel & Corporate Secretary
S&P Global Inc.
55 Water Street
New York, New York 10041
(212) 438-1000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Meredith B. Cross
Alan J. Wilson
Wilmer Cutler Pickering Hale and Dorr LLP
2100 Pennsylvania Avenue, NW
Washington, DC 20037
(202) 663-6000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

ADDITIONAL REGISTRANT
Exact Name of Registrant as Specified in Its Charter	Address, Including Zip Code, and Telephone Number, Including Area Code	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Standard & Poor’s Financial Services LLC	c/o S&P Global Inc. 55 Water Street New York, New York 10041 (212) 438-1000	Delaware	7320	26-3740348

PROSPECTUS
Common Stock
Preferred Stock
Debt Securities
Warrants
Purchase Contracts
Units
Guarantees of Debt Securities

We may offer and sell securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. Our debt securities may be guaranteed by our subsidiary Standard & Poor’s Financial Services LLC. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.
We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.
Our common stock is listed on the New York Stock Exchange under the symbol “SPGI.”

Investing in these securities involves certain risks. See the information included under “Risk Factors” on page 6 of this prospectus and in any accompanying prospectus supplement, and under similar headings in the documents incorporated by reference in this prospectus or any prospectus supplement, for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is October 23, 2026.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we offer these securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information contained in that prospectus supplement.
You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. If any third party provides you with different or inconsistent information, you should not rely on it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
Any statement contained in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequent prospectus supplement or subsequently filed document incorporated by reference into this prospectus modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
The terms “S&P Global,” the “Company,” “we,” “us,” and “our” refer to S&P Global Inc. and its consolidated subsidiaries, including the subsidiary guarantor, unless the context requires otherwise. References in this prospectus to the “subsidiary guarantor” mean, initially, Standard & Poor’s Financial Services LLC.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at https://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://investor.spglobal.com/. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-01023) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under this registration statement is terminated or completed:
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Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 11, 2026;

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The portions of our definitive proxy statement on Schedule 14A for the 2026 Annual Meeting of the Shareholders, as filed with the SEC on March 31, 2026;

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Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2026 and June 30, 2026, as filed with the SEC on April 28, 2026 and July 28, 2026, respectively;

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Current Reports on Form 8-K, as filed with the SEC on January 14, 2026, May 18, 2026, May 20, 2026, May 21, 2026, May 21, 2026, May 26, 2026, July 2, 2026, July 6, 2026, July 6, 2026, and October 23, 2026; and

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The description of our common stock contained in Exhibit 4.16 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on February 10, 2020, including any amendments and reports filed for the purpose of updating such description.

You may also request a printed copy of these filings at no cost, by writing, emailing or telephoning us at the following address or through contacting the SEC or accessing its website as described under “Where You Can Find More Information” above:
Investor Relations
S&P Global Inc.
55 Water Street
New York, New York 10041
investor.relations@spglobal.com
(866) 436-8502

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference in this prospectus contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These statements, which express management’s current views concerning future events, trends, contingencies or results, appear at various places in this prospectus and any accompanying prospectus supplement and use words like “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would.” For example, management may use forward-looking statements when addressing topics such as: the outcome of contingencies; future actions by regulators; changes in our business strategies and methods of generating revenue; the development and performance of our services and products; the expected impact of acquisitions and dispositions; our effective tax rates; and our cost structure, dividend policy, cash flows or liquidity.
Forward-looking statements are subject to inherent risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include, among other things:
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worldwide economic, financial, political, regulatory, and geopolitical conditions (including slower GDP growth or recession, restrictions on trade (e.g., tariffs and disruptions to shipping in connection with the military conflict in the Middle East), instability in the banking sector and inflation), and factors that contribute to uncertainty and volatility (e.g., supply chain risk), geopolitical uncertainty (including military conflict), natural and man-made disasters, civil unrest, public health crises (e.g., pandemics), and conditions that result from legislative, regulatory, trade and policy changes, including from the U.S. administration;

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the volatility and health of debt, equity, commodities and energy markets, including credit quality and spreads, the composition and mix of credit maturity profiles, the level of liquidity and future debt issuances, equity flows from active to passive, fluctuations in average asset prices in global equities, demand for investment products that track indices and assessments and trading volumes of certain exchange traded derivatives;

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the demand and market for credit ratings in and across the sectors and geographies where the Company operates;

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the Company’s ability to maintain adequate physical, technical and administrative safeguards to protect the security of confidential information and data, or protect against a system or network disruption that results in regulatory penalties and remedial costs or improper disclosure of confidential information or data;

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the outcome of litigation, government and regulatory proceedings, investigations and inquiries;

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concerns in the marketplace affecting the Company’s credibility or otherwise affecting market perceptions of the integrity or utility of independent credit ratings, benchmarks, indices and other services;

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the level of merger and acquisition activity in the United States and abroad;

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the level of the Company’s future cash flows and capital investments;

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the effect of competitive products (including those incorporating artificial intelligence (“AI”)) and pricing, including the level of success of new product developments and global expansion;

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the impact of customer cost-cutting pressures;

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a decline in the demand for our products and services by our customers and other market participants;

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our ability to develop new products or technologies, to integrate our products with new technologies (e.g., AI), or to compete with new products or technologies offered by new or existing competitors;

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the introduction of competing products (including those developed by AI) or technologies by other companies;

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our ability to protect our intellectual property from unauthorized use and infringement, including by others using AI technologies, and to operate our business without violating third-party intellectual property rights, including through our own use of AI in our products and services;

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our ability to attract, incentivize and retain key employees, especially in a competitive business environment;

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our ability to successfully navigate key organizational changes;

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the continuously evolving regulatory environment in Europe, the United States and elsewhere around the globe affecting each of our businesses and the products they offer, and our compliance therewith;

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the Company’s exposure to potential criminal sanctions or civil penalties for noncompliance with foreign and U.S. laws and regulations that are applicable in the jurisdictions in which it operates, including sanctions laws relating to countries such as Iran, Russia and Venezuela, anti-corruption laws such as the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act of 2010, and local laws prohibiting corrupt payments to government officials, as well as import and export restrictions;

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the Company’s ability to make acquisitions and dispositions and successfully integrate the businesses we acquire;

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consolidation of the Company’s customers, suppliers or competitors;

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the ability of the Company, and its third-party service providers, to maintain adequate physical and technological infrastructure;

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the Company’s ability to successfully recover from a disaster or other business continuity problem, such as an earthquake, hurricane, flood, civil unrest, protests, military conflict, terrorist attack, outbreak of pandemic or contagious diseases, security breach, cyber attack, data breach, power loss, telecommunications failure or other natural or man-made event;

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the impact on the Company’s revenue and net income caused by fluctuations in foreign currency exchange rates;

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the impact of changes in applicable tax or accounting requirements on the Company;

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the ability to maintain tax-free treatment, for U.S. federal income tax purposes, of the separation of Mobility Global Inc. (“Mobility Global”);

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any disruption to the Company’s business related to the separation of Mobility Global; and

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any loss of synergies from separating Mobility Global from the Company that adversely impact our results of operations, or that results in the Company not realizing all of the expected benefits of the separation.

The factors noted above are not exhaustive. We and our subsidiaries operate in a dynamic business environment in which new risks emerge frequently. Accordingly, we caution readers not to place undue reliance on any forward-looking statements, which speak only as of the dates on which they are made. We undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made, except as required by applicable law. Further information about our businesses, including information about factors that could materially affect our results of operations and financial condition, is contained in our filings with the SEC, including the “Risk Factors” section in our most recently filed Annual Report on Form 10-K and in any subsequent document we file with the SEC.

RISK FACTORS
Investing in our securities involves risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K, which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

OUR COMPANY
S&P Global Inc. is a global, diversified, and highly differentiated provider of benchmarks, data, analytics and workflow solutions in the global capital and energy and commodity markets. The capital markets include asset managers, investment banks, commercial banks, insurance companies, exchanges, trading firms and issuers and the energy and commodity markets include producers, consumers, traders and intermediaries within energy, chemicals, shipping, metals, carbon and agriculture. We serve our global customers through a broad range of products and services available through both third-party and proprietary distribution channels. We were incorporated in December of 1925 under the laws of the state of New York.
Our principal executive offices are located at 55 Water Street, New York, NY 10041, and our telephone number is (212) 438-1000. We maintain a website at www.spglobal.com. The information posted on our website (except for the SEC filings expressly incorporated by reference herein) is not incorporated into, and is not part of, this prospectus, and any such information should not be relied upon in connection with any investment decision to purchase any securities.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of any securities offered under this prospectus for our general corporate purposes and those of our consolidated subsidiaries, unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include, without limitation, the acquisition of companies or businesses, repayment and refinancing of debt, repurchases of our common stock, working capital, capital expenditures and any other general corporate purpose. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including short-term, investment grade, interest bearing instruments and U.S. government securities, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, our management will retain broad discretion over the allocation of the net proceeds of any offering.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is based upon our amended and restated certificate of incorporation, our amended and restated by-laws and applicable provisions of law. We have summarized certain portions of the certificate of incorporation and by-laws below. The summary is not complete. The certificate of incorporation and by-laws are included as exhibits to our most recent Annual Report on Form 10-K incorporated by reference into this prospectus (as amended, if applicable, as disclosed by us in any subsequent Current Report on Form 8-K filed pursuant to Item 5.03(a) thereof, any subsequent proxy statement or any subsequent information statement, in each case incorporated by reference into this prospectus). You should read the certificate of incorporation and by-laws for the provisions that are important to you.
General
We are authorized to issue 602.0 million shares of capital stock in aggregate, which have a par value of $1 per share. These shares are classified and the designations, number of shares in each class and par value are as follows: 2.0 million shares of preferred stock, $1 par value and 600.0 million shares of common stock, $1 par value. Our common stock is registered under Section 12(b) of the Exchange Act. As of October 16, 2026, there were issued and outstanding 289.9 million shares of common stock (excluding 7.2 million outstanding shares of common stock held by the Markit Group Holdings Limited Employee Benefit Trust) and no shares of preferred stock. Holders of our capital stock have no preemptive rights.
Common Stock
Dividends
Dividends may be paid upon the common stock as and when declared by our board of directors out of any funds legally available for the payment of dividends, subject to all rights of the preferred stock.
Liquidation
Upon any liquidation, dissolution or winding up of S&P Global, whether voluntary or involuntary, and after the preferred stockholders have been paid in full amounts to which they respectively are entitled, or an amount sufficient to pay the aggregate amount to which the preferred stockholders are entitled have been deposited with a bank or trust company having its principal office in the Borough of Manhattan, The City of New York, and having capital, surplus and undivided profits of at least Five Million Dollars ($5,000,000), as a trust fund for the benefit of the holders of the preferred stock, our remaining net assets should be distributed pro rata to the holders of the common stock in proportion to the number of shares of each such class at the time outstanding.
Voting Rights
Each common stockholder is entitled to one vote for each share held and, except as otherwise by law provided or as provided with respect to any series of our preferred stock, the shares of any series of our preferred stock having general voting rights and our common stock vote together as one class. Generally, a matter submitted for stockholder action shall be approved if the votes cast “for” the matter exceed the votes cast “against” such matter, unless a greater or different vote is required by statute, any applicable law or regulation, the rights of any authorized class of stock, or our certificate of incorporation or bylaws. Directors are elected by the vote of the majority of the votes cast with respect to the director, provided that if the number of nominees exceeds the number of directors to be elected, directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.
No Preemptive or Similar Rights
The common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption, purchase, retirement or sinking fund provisions with respect to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Transfer Agent
Computershare Trust Company, N.A. is transfer agent and registrar for the common stock.
Preferred Stock
Board Authority
The preferred stock may be issued from time to time in one or more series. The designations, relative rights, preferences and limitations of the preferred stock and particularly of the shares of each series thereof, may, to the extent permitted by law, be similar to or differ from those of any other series. Our board of directors has the right to fix from time to time before issuance thereof the number of shares in each series of such class and all designations, relative rights, preferences and limitations of the shares in each such series, including, but without limiting the generality of the foregoing, the following:
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The number of shares to constitute such series and the distinctive designation thereof;

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The dividend rate on the shares of such series, whether or not dividends on the shares shall be cumulative, and the date or dates, if any, from which dividends thereon shall be cumulative;

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Whether or not the shares of such series shall be redeemable, and, if redeemable, the date or dates upon or after which they shall be redeemable, the amount per share payable thereon in the case of the redemption thereof, which amount may vary at different redemption dates or otherwise as permitted by law;

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Whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking fund be established, the amount thereof, and the terms and provisions relative to the operation thereof;

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The right, if any, of holders of shares of such series to convert the same into or exchange the same for common stock, and the terms and conditions of such conversion or exchange, as well as provisions for adjustment of the conversion rate in such events as the board of directors shall determine;

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The amount per share payable on the shares of such series upon the voluntary and involuntary liquidation, dissolution or winding up of the Company;

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Whether the holders of shares of such series shall have voting power, full or limited, in addition to the voting powers provided by law, and in case additional voting powers are accorded to fix the extent thereof; and

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Generally to fix the other rights and privileges and any qualifications, limitations or restrictions of such rights and privileges of such series, provided, however, that no such rights, privileges, qualifications, limitations or restrictions shall be in conflict with the certificate of incorporation of the Company or with the resolution or resolutions adopted by the board of directors providing for the issue of any series of which there are shares then outstanding.

All shares of preferred stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to dates, if any, from which dividends thereon may accumulate. All shares of preferred stock of all series shall be of equal rank and shall be identical in all respects except that any series may differ from any other series with respect to any one or more of the designations, relative rights, preferences and limitations described or referred to above.
Dividends
The holders of shares of the preferred stock of each series shall be entitled to receive, when and as declared by the board of directors, out of funds legally available for the payment of dividends, dividends at the rates fixed by the board of directors for such series, and no more, before any dividends, other than dividends payable in common stock, shall be declared and paid, or set apart for payment, on the common stock with respect to the same dividend period.

All shares of preferred stock of all series shall be of equal rank, preference and priority as to dividends irrespective of whether or not the rates of dividends to which the same shall be entitled shall be the same and when the stated dividends are not paid in full, the shares of all series of the preferred stock shall share ratably in the payment thereof in accordance with the sums which would be payable on such shares if all dividends were paid in full, provided, however, that any two or more series of the preferred stock may differ from each other as to the existence and extent of the right to cumulative dividends, as aforesaid.
Voting Rights
Except as otherwise specifically provided in the certificate filed pursuant to law with respect to any series of the preferred stock, or as otherwise provided by law, the preferred stock shall not have any right to vote for the election of directors or for any other purpose and the common stock shall have the exclusive right to vote for the election of directors and for all other purposes.
Liquidation
In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, each series of the preferred stock shall have preference and priority over the common stock for payment of the amount to which each outstanding series of the preferred stock shall be entitled in accordance with the provisions thereof and each holder of the preferred stock shall be entitled to be paid in full such amounts, or have a sum sufficient for the payment in full set aside, before any payments shall be made to the holders of the common stock. If, upon liquidation, dissolution or winding up of the Company, the assets of the Company or proceeds thereof, distributable among the holders of the shares of all series of the preferred stock shall be insufficient to pay in full the preferential amounts aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable if all amounts payable thereon were paid in full. After the payment to the holders of the preferred stock of all such amounts to which they are entitled, as above provided, the remaining assets and funds of the Company shall be divided and paid to the holders of the common stock. Neither the consolidation or merger of the Company into or with any other corporation or corporations, nor the sale or transfer by the Company of all or any part of its assets, nor the reduction of the capital stock of the Company, shall be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of any of the provisions of this paragraph.
Redemption
In the event that the preferred stock of any series shall be made redeemable, the Company, at the option of the board of directors, may redeem at any time or times, and from time to time, all or any part of any one or more series of preferred stock outstanding, upon notice and terms as may be specifically provided in the certificate filed pursuant to law with respect to the series, by paying for each share the then applicable redemption price fixed by the board of directors plus an amount equal to accrued and unpaid dividends to the date fixed for redemption.
Provisions of Our Certificate of Incorporation, By-Laws and New York Law That May Have Anti-Takeover Effects
Certain provisions of our certificate of incorporation, by-laws and New York law may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock and may limit the ability of stockholders to remove current management or directors or approve transactions that stockholders may deem to be in their best interest and, therefore, could adversely affect the price of our common stock.
No Cumulative Voting.   Our certificate of incorporation does not provide for cumulative voting.
Board of Directors.   All of our directors are elected annually. The number of directors comprising our board of directors is fixed from time to time by the board of directors.
Stockholder Nomination of Directors.   Our by-laws provide that a stockholder must notify us in writing of any stockholder nomination of a director not earlier than 5:00 p.m., Eastern Time, on the 120th day and not later than 5:00 p.m., Eastern Time, on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than 5:00 p.m., Eastern Time, on the 120th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of (x) the 90th day prior to the date of such meeting and (y) the 10th day following the day on which public announcement of the date of such annual meeting is first made by us.
Undesignated Preferred Stock.   As discussed above, our board of directors has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.
Amendments to By-laws.   Our by-laws may be amended by our board of directors without stockholder approval.
New York Business Corporation Law § 912.   Section 912 of the New York Business Corporation Law (“NYBCL”) generally provides that a New York corporation may not engage in a business combination with an interested stockholder for a period of five years following the interested stockholder’s becoming such. Such a business combination would be permitted where it is approved by the board of directors before the interested stockholder’s becoming such. Covered business combinations include certain mergers and consolidations, dispositions of assets or stock, plans for liquidation or dissolution, reclassifications of securities, recapitalizations and similar transactions. An interested stockholder is generally a stockholder owning at least 20% of a corporation’s outstanding voting stock. In addition, New York corporations may not engage at any time with any interested stockholder in a business combination other than: (i) a business combination approved by the board of directors before the stock acquisition, or where the acquisition of the stock had been approved by the board of directors before the stock acquisition; (ii) a business combination approved by the affirmative vote of the holders of a majority of the outstanding voting stock not beneficially owned by the interested stockholder at a meeting called for that purpose no earlier than five years after the stock acquisition; or (iii) a business combination in which the interested stockholder pays a formula price designed to ensure that all other stockholders receive at least the highest price per share that is paid by the interested stockholder and that meets certain other requirements.
These provisions of our certificate of incorporation, by-laws and New York law may have the effect of deterring hostile takeovers or delaying changes in our control or in our management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies they implement, and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

DESCRIPTION OF PREFERRED STOCK
See “Description of Capital Stock — Preferred Stock.”
When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock and is also subject to our certificate of incorporation.
All shares of preferred stock offered will be fully paid and non-assessable. Any shares of preferred stock that are issued will have priority over the common stock with respect to dividend or liquidation rights or both.
The transfer agent for each series of preferred stock will be described in the prospectus supplement.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
The following description of the debt securities and guarantees does not purport to be complete and is subject to and qualified in its entirety by reference to the senior indenture (as defined below), a copy of which has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. Any future subordinated indenture, supplemental indenture or similar document also will be so filed. You should read the senior indenture, subordinated indenture and any supplemental indenture or similar document because they, and not this description, define your rights as a holder of our debt securities and guarantees.
Any senior debt securities will be issued pursuant to a senior debt indenture, dated as of May 26, 2015, as amended and supplemented from time to time among us, the subsidiary guarantor and U.S. Bank Trust Company, National Association, successor in interest to U.S. Bank National Association, a national banking association, as trustee (as used in this section only, the “senior indenture”). Our senior debt securities will rank equally with all of our other senior unsecured and unsubordinated debt.
Any subordinated debt securities will be issued pursuant to one or more separate subordinated indentures that will be entered into among us, any subsidiary guarantor and a designated trustee. Our subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner described in the prospectus supplement, and as set forth in the supplemental indenture, board resolution or officers’ certificate relating to such offering.
As used in this “Description of Debt Securities and Guarantees”, the term “debt securities” means the senior and subordinated debt securities that we issue and the trustee authenticates and delivers under the applicable indenture. When we refer to “S&P Global,” the “Company,” “we,” “our,” and “us” in this section, we mean S&P Global Inc. and do not, unless the context otherwise requires or as otherwise expressly specified, include our subsidiaries.
General
The debt securities may either be senior debt securities or subordinated debt securities and will be our direct unsecured obligations. Debt securities, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities.
The senior indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit designated by us. Except for the limitations on liens and the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the senior indenture, the terms of the senior indenture do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the senior indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.
The applicable prospectus supplement and/or free writing prospectus for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:
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the title and type of debt securities;

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whether the debt securities will be senior or subordinated debt securities, and, with respect to any subordinated debt securities the terms on which they are subordinated;

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the aggregate principal amount;

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the person to whom any interest on any series shall be payable;

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the date or dates on which the principal is payable and/or the method by which such date or dates shall be determined;

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the interest rate or rates and the date or dates from which such interest shall accrue;

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the place or places where the principal of (and premium, if any) and interest shall be payable;

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the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series may be redeemed;

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the applicability of any sinking fund;

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the denominations, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

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if other than the full principal amount thereof, the portion of the principal amount of which shall be payable upon declaration of acceleration;

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the currency or currencies in which payment of the principal of (and premium, if any) and/or interest shall be payable;

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if the amounts of payments of principal of (and premium, if any) and/or interest that may be determined with reference to an index, the manner in which such amounts shall be determined;

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whether the debt securities of a series shall be issued in whole or in part in the form of one or more global securities and, in such case, the depository for such global security;

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any additional or different events of default and any change in the right of the trustee or the holders to declare the principal thereof due and payable;

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any additional or different covenants (including any subordination provisions);

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the form of the debt securities of the series; and

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any other terms of the series.

The applicable prospectus supplement will set forth certain U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.
Debt securities issued by us will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries.
Unless otherwise provided in the applicable prospectus supplement, all securities of any one series need not be issued at the same time and may be issued from time to time without consent of any holder.
Guarantee
Unless otherwise specified in the applicable prospectus supplement, the debt securities issued, and our payment obligations (including the indemnifications), under the senior indenture will be fully and unconditionally guaranteed by the subsidiary guarantor (each, a “subsidiary guarantee”) as to the due and punctual payment of principal of, and any premium and interest on, those debt securities, when and as the same become due and payable, whether at maturity, upon acceleration or otherwise. The prospectus supplement will describe the subsidiary guarantee and the terms under which such subsidiary guarantee will be provided and the conditions under which such subsidiary guarantee may be released. The subsidiary guarantee will be unsecured and, with respect to a subsidiary guarantee of senior debt securities, will rank equally with all other unsecured and unsubordinated obligations of the subsidiary guarantor, and, with respect to the respective subsidiary guarantee of subordinated debt securities, will be subordinated to the senior indebtedness of the subsidiary guarantor to the same extent as the subordinated debt securities are subordinated to our senior indebtedness.
The subsidiary guarantee will provide that the obligations of the subsidiary guarantor will be limited as necessary to prevent that subsidiary guarantee from constituting a fraudulent conveyance. The subsidiary guarantee of the debt securities may be subject to review under United States federal or state fraudulent transfer law, which could limit their enforceability. To the extent that a United States court were to find that (x) the subsidiary guarantee was incurred with intent to hinder, delay or defraud any present or future creditor, or a subsidiary guarantor contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others, or (y) the subsidiary guarantor did not receive fair consideration or reasonably equivalent value for issuing its subsidiary guarantee and the subsidiary guarantor (i) was insolvent, (ii) was rendered insolvent by reason of the issuance of the subsidiary guarantee, (iii) was engaged or about to engage in a business or transaction for which the remaining assets of a subsidiary guarantor constituted unreasonably small capital to carry on its business or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, that court could avoid or subordinate the subsidiary guarantee in favor of the subsidiary guarantor’s other creditors. If the subsidiary guarantee were subordinated by a court, payments of principal and interest on the debt securities generally would be subject to the prior payment in full of all other indebtedness of the subsidiary guarantor. Among other things, a legal challenge of a subsidiary guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the subsidiary guarantor as a result of the issuance by the issuer of the debt securities. The extent (if any) to which the subsidiary guarantor may be deemed to have received such benefits may depend on the use of the proceeds of any offering of debt securities which are guaranteed by the subsidiary guarantor, including the extent (if any) to which such proceeds or benefits therefrom are contributed to the subsidiary guarantor. The measure of insolvency for purposes of the foregoing will vary depending on the law of the applicable jurisdiction. Generally, however, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability under its existing debts as such debts become absolute and matured. There can be no assurance, however, that a court would determine that the subsidiary guarantor received fair consideration or reasonably equivalent value for issuing its subsidiary guarantee.
The guarantee of the subsidiary guarantor will automatically terminate:
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upon the sale or other disposition (including by way of consolidation or merger) of the subsidiary guarantor, other than to the Company or a subsidiary of the Company and as permitted by the senior indenture;

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upon the sale or disposition of all or substantially all the assets of the subsidiary guarantor, other than to the Company or a subsidiary of the Company and as permitted by the senior indenture; and

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upon the Company’s exercise of its option under Section 11.03 Defeasance and Discharge or Section 11.04 Covenant Defeasance of the senior indenture or if the Company’s obligations under the senior indenture are discharged in accordance with the terms of the senior indenture.

Subordination
The prospectus supplement and/or free writing prospectus relating to any offering of subordinated debt securities will describe the specific subordination provisions, including the extent of subordination of payments by us of the principal of, premium, if any, and interest on such subordinated debt securities, and the material terms of any subordinated indenture.
Certain Terms of the Senior Debt Securities
Consolidation, Merger, Conveyance or Transfer.   We will not consolidate with or merge into any other person or convey or transfer our properties and assets substantially as an entirety to any person, unless:
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any successor or purchaser is a corporation, partnership or trust organized under the laws of the United States of America, any State or the District of Columbia;

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the person formed by such consolidation or into which we are merged or the person which acquires by conveyance or transfer our properties and assets substantially as an entirety shall expressly assume, by supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance of every covenant of the senior indenture (as supplemented from time to time) on our part to be performed or observed;

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immediately after giving effect to such transaction, no event of default, and no event that, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

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we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this paragraph and that all conditions precedent provided for relating to such transaction have been complied with.

Upon any consolidation or merger, or any conveyance or transfer of our properties and assets, substantially as an entirety as set forth above, the successor person formed by such consolidation or into which we are merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power we have under the senior indenture with the same effect as if such successor had been named, in the senior indenture. In the event of any such conveyance or transfer, we as the predecessor shall be discharged from all obligations and covenants under the senior indenture and the debt securities and may be dissolved, wound up or liquidated at any time thereafter.
Subject to the foregoing, the senior indenture and the debt securities do not contain any covenants or other provisions designed to afford holders of debt securities protection in the event of a recapitalization or highly leveraged transaction involving us.
Events of Default.   The senior indenture provides that, if an event of default specified therein with respect to any series of debt securities issued thereunder shall have occurred and be continuing, either the trustee thereunder or the holders of 25% in aggregate principal amount of the outstanding debt securities of such series (or 25% in aggregate principal amount of all outstanding debt securities under the senior indenture, in the case of certain events of default affecting all series of debt securities under the senior indenture) may declare the principal of all the debt securities of such series to be due and payable.
Events of default in respect of any series are defined in the senior indenture as being:
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default for 30 days in payment of any interest installment with respect to such series;

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default in payment of principal of, or premium, if any, on, or any sinking fund or analogous obligation with respect to, debt securities of such series when due at their stated maturity, by declaration or acceleration, when called for redemption or otherwise;

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default for 90 days after written notice to us by the trustee thereunder or by holders of 25% in aggregate principal amount of the outstanding debt securities (excluding any subordinated indebtedness) of such series in the performance, or breach, of any covenant pertaining to debt securities of such series;

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the guarantee ceases to be in full force and effect (other than by reason of the release of the guarantee in accordance with the terms of the senior indenture) or is declared null and void in a judicial proceeding or the subsidiary guarantor denies or disaffirms its obligations under the senior indenture or its guarantee;

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certain events of bankruptcy, insolvency and reorganization with respect to us or the entry of an order ordering the winding up or liquidation of our affairs; and

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any other events of default as may be specified in such series.

The trustee shall not be deemed to have knowledge or notice of the occurrence of any default or event of default, unless a responsible trust officer of the trustee shall have received written notice from us or a holder describing such default or event of default, and stating that such notice is a notice of default or event of default. The senior indenture provides that the trustee thereunder will, within 90 days after the occurrence of a default with respect to the debt securities of any series, give to the holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of default in the payment of principal of, premium, if any, or interest, if any, on any of the debt securities of such series, the trustee thereunder will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series. The term “default” for the purpose of this provision means any event that is, or after notice or lapse of time or both would become, an event of default with respect to debt securities of such series.
The senior indenture contains provisions entitling the trustee, subject to the duty of the trustee during an event of default to act with the required standard of care, to be indemnified to its reasonable satisfaction by the holders of the debt securities before proceeding to exercise any right or power under the senior indenture at the request of holders of the debt securities.
The senior indenture provides that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting proceedings for remedies available to the trustee or exercising any trust or power conferred on the trustee in respect of such series, subject to certain conditions.
In certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may waive, on behalf of the holders of all debt securities of such series, any past default or event of default with respect to the debt securities of such series except, among other things, a default not theretofore cured in payment of the principal of, or premium, if any, or interest, if any, on any of the debt securities of such series or payment of any sinking or purchase fund or analogous obligations with respect to such debt securities.
The senior indenture includes a covenant that we will file annually with the trustee a certificate of no default or specifying any default that exists.
Modification and Waiver.   We, the subsidiary guarantor and the trustee may, without the consent of the holders of the debt securities, enter into indentures supplemental to the senior indenture for, among others, one or more of the following purposes:
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to evidence the succession of another person to us, and the assumption by such successor of the company’s obligations under the senior indenture and the debt securities of any series relating thereto;

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to add to our covenants or to surrender any of our rights or powers for the benefit of the holders of debt securities of any or all series, unless to do so would adversely affect the rights of the holders of debt securities of any series in any material respect;

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to cure any ambiguity, or correct any inconsistency in the senior indenture; or to make any other provisions with respect to matters or questions arising under the senior indenture unless to do so would adversely affect the rights of the holders of debt securities of any series in any material respect;

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to add to the senior indenture any provisions that may be expressly permitted by the Trust Indenture Act of 1939, as amended (the “TIA”), excluding the provisions referred to in Section 316(a)(2) of the TIA or any corresponding provision in any similar federal statute hereafter enacted;

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to establish the form or terms of any series of debt securities, to provide for the issuance of any series of debt securities and/or to add to the rights of the holders of debt securities;

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to evidence and provide for the acceptance of any successor Trustee with respect to one or more series of debt securities or to add or change any of the provisions of the senior indenture as shall be necessary to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the senior indenture;

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to provide any additional events of default unless to do so would adversely affect the rights of the holders of debt securities of any series in any material respect;

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to provide for uncertificated securities in addition to or in place of certificated securities; provided that the uncertificated securities are issued in registered form for certain Federal tax purposes;

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to add any additional subsidiary guarantor of the debt securities or to release any subsidiary guarantor of the debt securities in accordance with the terms of the senior indenture;

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to conform the debt securities to the description thereof in the offering memorandum or prospectus under which they were originally offered;

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to secure any series of debt securities pursuant to the senior indenture’s limitation on liens; and

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to make any change necessary to comply with any requirement of the SEC in connection with the qualification of the senior indenture or any supplemental indenture under the TIA.

The senior indenture contains provisions permitting us, the subsidiary guarantor and the trustee, with the consent of the holders of a majority in principal amount of the outstanding debt securities of all series to be affected voting as a single class, to execute a supplemental indenture for the purpose of adding any provisions to or changing or eliminating any of the provisions of the senior indenture or modifying the rights of the holders of the debt securities of such series to be affected, except that no such supplemental indenture may, without the consent of the holders of affected debt securities, among other things:
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change the fixed maturity of any debt securities; or

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reduce the principal amount thereof; or

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reduce the rate or extend the time of payment of interest thereon; or

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impair the right of a holder to institute suit for payment on any debt securities.

In connection with any modification, amendment, supplement or waiver in respect of the senior indenture or the notes, we shall deliver to the trustee an officers’ certificate and an opinion of counsel, each stating (i) that such modification, amendment, supplement or waiver is authorized or permitted pursuant to the terms of the senior indenture and the notes; and (ii) that all related conditions precedent to such modification, amendment, supplement or waiver have been complied with; and (iii) that such modification, amendment, supplement or waiver will be valid and binding upon us and the guarantors n accordance with its terms.
Satisfaction, Discharge and Covenant Defeasance.   The senior indenture provides that we at our option,
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will be discharged from any and all obligations in respect of any series of debt securities (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust) or

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need not comply with the covenants contained in the senior indenture and certain events of default (other than those arising out of the failure to pay interest or principal on the debt securities of a particular series and certain events of bankruptcy, insolvency and reorganization) will no longer constitute events of default with respect to such series of debt securities, in each case if we deposit with the trustee, in trust, money or the equivalent in securities of the government which issued the currency in which the debt securities are denominated or government agencies backed by the full faith and credit of such government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, such series on the dates such payments are due in accordance with the terms of such series.

To exercise any such option, we are required, among other things, to deliver to the trustee an opinion of counsel to the effect that:
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the deposit and related defeasance would not cause the beneficial owners of such series to recognize income, gain or loss for Federal income tax purposes, and such opinion is accompanied by a ruling to such effect received from or published by the United States Internal Revenue Service or, since the date of the applicable offering, there has been a change in the applicable Federal income tax law, and

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the creation of the defeasance trust will not violate the Investment Company Act of 1940, as amended.

In addition, we are required to deliver to the trustee an officers’ certificate stating that such deposit was not made by us with the intent of preferring the holders over other creditors of ours or with the intent of defeating, hindering, delaying or defrauding our creditors or others.
Concerning the Trustee.   U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) is the trustee under the senior indenture and is also the registrar and paying agent of the debt securities. The rights and duties of the trustee shall be as provided by the TIA, and as set forth in the senior indenture.
The trustee is permitted to become the owner or pledgee of debt securities and may otherwise deal with us and our affiliates.

The senior indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are set forth specifically in the senior indenture. During the existence of an event of default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care that a prudent person would use in conducting its own affairs. The permissive rights of the trustee to take or refrain from taking any action enumerated in the indenture will not be construed as an obligation or duty. The trustee will not be required to expend or risk its own funds or otherwise incur financial liability in acting under the indenture if there are reasonable grounds for believing that the repayment of those funds or indemnity satisfactory to it against that risk or liability is not reasonably assured to it under the indenture.
Governing Law.   The laws of the State of New York shall govern the senior indenture and the senior debt securities, without regard to conflicts of law principles thereof.
Certain Terms of the Subordinated Debt Securities
Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities will be identical in all material respects to the terms of the senior indenture and senior debt securities.
Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.
Subordination.   The indebtedness evidenced by the subordinated debt securities and the guarantee is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we and the subsidiary guarantor may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.
The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:
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all of the indebtedness of that person for money borrowed;

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all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

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all of the lease obligations that are capitalized on the books of that person in accordance with generally accepted accounting principles;

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all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

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all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated indenture.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued;

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the currency or currencies in which the price of such warrants will be payable;

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the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

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the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

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if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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information with respect to book-entry procedures, if any;

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if applicable, a discussion of any material United States Federal income tax considerations; and

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any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of:
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debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

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currencies; or

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commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe:
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the terms of the units and of the warrants, debt securities and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

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a description of the terms of any unit agreement governing the units; and

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a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES
Each debt security, warrant, purchase contract and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants, purchase contracts or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
We may issue the registered debt securities, warrants, purchase contracts and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement, purchase contract or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, purchase contract or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, purchase contract or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, purchase contract or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, purchase agreements or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of S&P Global, the trustees, the warrant agents, the unit agents or any other agent of S&P Global, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION
We may sell securities in one or more of the following ways (or in any combination) from time to time:
•
through underwriters or dealers;

•
directly to a limited number of purchasers or to a single purchaser; or

•
through agents.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
The applicable prospectus supplement will state the terms of the offering of the securities, including:
•
the name or names of any underwriters, dealers or agents;

•
the purchase price of such securities and the proceeds to be received by us, if any;

•
any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•
any initial public offering price;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:
•
negotiated transactions;

•
at a fixed public offering price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to prevailing market prices; or

•
at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
We may sell the securities through agents from time to time. The prospectus supplement will name any agent of ours involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in a prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
Each series of securities, except in the case of common stock, will be a new issue of securities and will have no established trading market. If we sell any shares of our common stock, such shares will be listed on the New York Stock Exchange, subject to official notice of issuance if applicable. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, except in the case of common stock, may or may not be listed on a national securities exchange.

LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.
EXPERTS
The consolidated financial statements of S&P Global Inc. appearing in S&P Global Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025 (including the schedule appearing therein), and the effectiveness of S&P Global Inc.’s internal control over financial reporting as of December 31, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
With respect to the unaudited condensed consolidated interim financial information of S&P Global Inc. for the three-month periods ended March 31, 2026 and March 31, 2025 and the three- and six-month periods ended June 30, 2026 and June 30, 2025 incorporated by reference herein, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated April 28, 2026 and July 28, 2026, included in S&P Global Inc.’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, respectively, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act.

Common Stock
Preferred Stock
Debt Securities
Warrants
Purchase Contracts
Units
Guarantees of Debt Securities

PROSPECTUS

October 23, 2026

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following table sets forth the fees and expenses payable by the registrants in connection with the sale of the securities being registered hereby, other than underwriting discounts and commissions.
SEC registration fee	$(1)
Printing and engraving	(2)
Accounting services	(2)
Legal fees of registrant’s counsel	(2)
Transfer agent’s, trustee’s and depositary’s fees and expenses	(2)
Miscellaneous	(2)
Total	$(2)

(1)
Deferred in reliance upon Rules 456(b) and 457(r) under the Securities Act.

(2)
These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly are not estimated at this time and will be reflected in the applicable prospectus supplement.

Item 15.   Indemnification of Directors and Officers
The following summaries are qualified in their entirety by reference to the applicable statute, the registrants’ certificate of incorporation or certificate of formation, as applicable and as amended to date, the registrants’ by-laws or limited liability company agreement, as applicable and as amended to date, and the complete NYBCL and the complete Delaware Limited Liability Company Act (“DLLCA”).
S&P Global Inc.
Reference is made to Sections 721 to 725 of the NYBCL which provide for indemnification of directors and officers, subject to certain limitations, for liabilities and expenses in connection with actions or proceedings involving them in such capacity. Pursuant to Section 721 of the NYBCL, no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the results of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. Section 402(b) of the NYBCL permits a certificate of incorporation to set forth a provision limiting or eliminating the personal liability of directors to a corporation or its stockholders for damages for any breach of duty in such capacity, provided that no such provision shall eliminate or limit the liability of a director (i) if a judgment or other final adjudication adverse to him or her establishes that his or her acts were in bad faith or involved intentional misconduct or a knowing violation of law or (ii) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, or (iii) in certain other cases specified in Section 719 of the NYBCL. Article ELEVENTH of the Company’s amended and restated certificate of incorporation and Article VII of the amended and restated by-laws provide that, except to the extent limitation of liability or indemnification is not permitted by applicable law: (i) a director or officer of the Company shall not be liable to the Company or any of its stockholders for damages for any breach of duty in such capacity, and (ii) the Company shall fully indemnify any person made, or threatened to be made a party to an action or proceeding, whether civil or criminal, including an investigative, administrative or legislative proceedings, and including an action by or in the right of the Company or any other enterprise, by reason of the fact that the person is or was a director or officer of the Company, or is or was serving at the request of the Company any other enterprise as a director, officer or in any other capacity, against any and all damages incurred as a result of or in connection with such action or proceeding, or any appeal thereof and, except in the case of an action or proceeding specifically approved by the Board of Directors of the Company, the Company shall pay expenses incurred by or on behalf of such person in defending such action or proceeding or any appeal thereof in advance of the final disposition thereof promptly upon receipt by the Company, from time to time, of a written demand of the person for the advancement, together with an undertaking by or on behalf of the person to repay any expenses so advanced to the extent that the person is ultimately found not to be entitled to indemnification for the expenses.
As permitted by Section 726 of the NYBCL, the Company has insurance (a) to indemnify the Company for obligations it incurs for indemnification of its directors and officers, and (b) to indemnify directors and officers of the Company for losses, costs and expenses incurred by them in actions brought against them in connection with their acts as directors or officers for which they are not indemnified by the Company. No insurance payment, other than cost of defense, may be made to any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts of active and deliberate dishonesty were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. The Company may also purchase insurance covering for the directors and officers of the Company against certain liabilities that could arise in connection with administration of the Company’s employee benefit plans.
Standard & Poor’s Financial Services LLC
Standard & Poor’s Financial Services LLC (the “subsidiary guarantor”) is a Delaware limited liability company. Section 18-108 of the DLLCA provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.
Under the Amended and Restated Limited Liability Company Agreement of the subsidiary guarantor dated January 27, 2022, none of the members, managers or officers of the subsidiary guarantor will be liable to the subsidiary guarantor, any other member of the subsidiary guarantor or any other person that has an interest in the subsidiary guarantor, for any loss, liability, damages, cost or expense incurred by reason of any act or omission performed or omitted by such member, manager or officer in good faith on behalf of the subsidiary guarantor and in a manner reasonably believed to be within the scope of the authority conferred on such member, manager or officer by such agreement, as long as such acts or omissions of such member, manager or officer are not found by a court of competent jurisdiction upon entry of a final and non-appealable judgment to constitute fraud or willful misconduct. Further, each member, manager, officer and employee of the subsidiary guarantor is entitled to indemnification by the subsidiary guarantor to the same extent and on the same terms and conditions as provided by the Company to its directors, officers, and employees pursuant to the Company’s by-laws, or as may be set forth in any other legal instrument relating to the indemnification of the employees of the Company, to the fullest extent permitted by the NYBCL, as described above under “S&P Global Inc.”
The subsidiary guarantor has insurance to indemnify managers and officers of the subsidiary guarantor for losses, costs and expenses incurred by them in actions brought against them in connection with their acts as managers or officers for which they are not indemnified by the Company or the subsidiary guarantor. No insurance payment, other than cost of defense, may be made to any manager or officer if a judgment or other final adjudication adverse to the manager or officer establishes that his or her acts of active and deliberate dishonesty were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

Item 16.   Exhibits and Financial Statement Schedules
(a)   The following exhibits are filed as part of this Registration Statement:
Exhibit No.	Document
1.1*	Form of underwriting agreement.
4.1	Amended and restated certificate of incorporation of S&P Global Inc., as amended and restated on May 13, 2020, incorporated by reference from S&P Global Inc.’s Current Report on Form 8-K filed on May 18, 2020.
4.2	Amended and restated by-laws of S&P Global Inc., as amended and restated on September 27, 2023, incorporated by reference from the S&P Global Inc.’s Current Report on Form 8-K filed on October 2, 2023.
4.3	Certificate of formation of Standard & Poor’s Financial Services LLC, incorporated by reference from Exhibit 3.5 to the registrants’ Registration Statement on Form S-4 (File No.: 333-207675) filed on October 30, 2015.
4.4	Amended and restated limited liability company agreement of Standard & Poor’s Financial Services LLC dated January 27, 2022, incorporated by reference from Exhibit 3.4 to the registrants’ Registration Statement on Form S-4 (File No.: 333-269237) filed on January 13, 2023.
4.5	Form of common stock certificate, incorporated by reference from Exhibit 4.1 to the registrants’ Registration Statement on Form S-3 (File No. 333-212304) filed on June 29, 2016.
4.6*	Form of preferred stock certificate.
4.7	Indenture dated as of May 26, 2015, among S&P Global Inc. (f/k/a McGraw Hill Financial, Inc.), Standard & Poor’s Financial Services LLC and U.S. Bank National Association, as trustee, incorporated by reference from S&P Global Inc.’s Current Report on Form 8-K filed on May 26, 2015 (including the guarantee set forth in Article 12 thereof).
4.8*	Form of senior debt security.
4.9*	Form of subordinated indenture, among S&P Global Inc., the subsidiary guarantor party thereto and a trustee to be named later (including form of guarantee).
4.10*	Form of subordinated debt security.
4.11*	Form of warrant agreement.
4.12*	Form of purchase contract.
4.13*	Form of unit agreement.
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.
15.1	Letter regarding unaudited interim financial information.
22.1	Subsidiary guarantor of guaranteed securities, incorporated by reference from S&P Global Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed on February 8, 2022.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).
24.1	Power of attorney (included on the signature pages of the registration statement).
25.1	Statement of eligibility on Form T-1 of U.S. Bank Trust Company, National Association.
25.2**	Statement of eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the subordinated indenture.
107	Filing fee table.

*
To be filed, if necessary, by amendment or on a Current Report on Form 8-K in connection with the issuance of the applicable securities.

**
To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17.   Undertakings
(a)   Each undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
Each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)   That, for purposes of determining any liability under the Securities Act:
(i)   The information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and
(ii)   Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(b)   Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of S&P Global Inc.’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the TIA in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the TIA.
(d)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, S&P Global Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 23, 2026.
S&P GLOBAL INC.
By:
/s/ Martina Cheung

Name: Martina Cheung
Title:   President, Chief Executive Officer and          Director
We, the undersigned officers and directors of S&P Global Inc. hereby severally constitute and appoint Judah Bareli and Christopher Craig, and each of them singly, our true and lawful attorneys-in-fact with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable S&P Global Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Martina Cheung Martina Cheung	President, Chief Executive Officer and Director (principal executive officer)	October 23, 2026
/s/ Eric Aboaf Eric Aboaf	Executive Vice President, Chief Financial Officer (principal financial officer)	October 23, 2026
/s/ Christopher Craig Christopher Craig	Senior Vice President, Chief Accounting Officer (principal accounting officer)	October 23, 2026
/s/ Ian Livingston Ian Livingston	Non-Executive Chairman and Director	October 23, 2026
/s/ Marco Alverà Marco Alverà	Director	October 23, 2026
/s/ Jacques Esculier Jacques Esculier	Director	October 23, 2026

Signature	Title	Date
/s/ Stephanie Hill Stephanie Hill	Director	October 23, 2026
/s/ Rebecca Jacoby Rebecca Jacoby	Director	October 23, 2026
/s/ Hubert Joly Hubert Joly	Director	October 23, 2026
/s/ Robert Moritz Robert Moritz	Director	October 23, 2026
/s/ Maria Morris Maria Morris	Director	October 23, 2026
/s/ Gregory Washington Gregory Washington	Director	October 23, 2026

Pursuant to the requirements of the Securities Act of 1933, Standard & Poor’s Financial Services LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 23, 2026.
STANDARD & POOR’S FINANCIAL SERVICES LLC
By: S&P Global Inc., its sole member
By:
/s/ Judah Bareli

Name: Judah Bareli
Title:  Vice President, Associate General Counsel & Corporate Secretary
We, the undersigned officers and directors of Standard & Poor’s Financial Services LLC hereby severally constitute and appoint Judah Bareli and Christopher Craig, and each of them singly, our true and lawful attorneys-in-fact with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Standard & Poor’s Financial Services LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Yann Le Pallec Yann Le Pallec	Chairperson and President (principal executive officer)	October 23, 2026
/s/ Eric Swanson Eric Swanson	Vice President and Treasurer (principal financial and accounting officer)	October 23, 2026